================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          LAYNE CHRISTENSEN COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            LAYNE CHRISTENSEN COMPANY








                                                                  April 18, 1997

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company, to be held at the Westin Crown Center hotel, located at One Pershing Square, Kansas City, Missouri, on Thursday, May 22, 1997, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

        Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.


                                                Sincerely yours,



                                                /s/ A. B. Schmitt

                                                A. B. Schmitt
                                                President and Chief Executive
                                                Officer

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1997


        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen"), will be held at the Westin Crown Center hotel, located at One Pershing Square, Kansas City, Missouri, on Thursday, May 22, 1997, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

        1. To elect one Class II director to hold office for a term expiring at the 2000 Annual Meeting of the Stockholders of Layne Christensen and until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal;

        2. To consider and act upon ratification and approval of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen for the fiscal year ending January 31, 1998;

        3. To consider and act upon a proposal to amend Layne Christensen's 1992 Stock Option Plan to increase the number of shares which may be issued thereunder; and

        4. To transact such other business as properly may come before the meeting and any adjournment or adjournments thereof.

        The Board of Directors of Layne Christensen has fixed the close of business on April 2, 1997, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

        All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

                                              By Order of the Board of Directors




                                              Kent B. Magill
                                              Vice President--General Counsel
                                                     and Secretary

April 18, 1997
Mission Woods, Kansas

                            LAYNE CHRISTENSEN COMPANY
                          1900 SHAWNEE MISSION PARKWAY
                           MISSION WOODS, KANSAS 66205
                            -------------------------

                                 PROXY STATEMENT
                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1997
                            -------------------------

                                  INTRODUCTION

        This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation ("Layne Christensen" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 1997, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the Westin Crown Center hotel, located at One Pershing Square, Kansas City, Missouri 64108.

        This Proxy Statement and the enclosed form of proxy were first mailed to the Company's stockholders on or about April 18, 1997.

PROXIES

        You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the stockholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominee for director named in this Proxy Statement, in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year, in favor of amending the Company's 1992 Stock Option Plan to increase the number of shares which may be issued thereunder, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

VOTING AT THE MEETING

        For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company's common stock, $0.01 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's common stock as of the close of business on April 2, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 8,871,467 shares of the Company's common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting.

        Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. The affirmative vote of the holders of a majority of the shares of the Company's common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for (i) the ratification of the selection of Deloitte & Touche

LLP as the Company's independent auditors, (ii) approval of the amendment to the Company's 1992 Stock Option Plan to increase the number of shares which may be issued thereunder, and (iii) the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof.

        In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees. Abstentions from the proposal to approve the ratification of the selection of the Company's independent auditors or the proposal to amend the Company's 1992 Stock Option Plan are treated as votes against the proposal. Broker non-votes on a proposal are treated as shares of Layne Christensen common stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote. Accordingly, broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SOLICITATION OF PROXIES

        This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company's transfer agent, will be paid by Layne Christensen.

        A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at 1201 Walnut Street, Suite 2800, Kansas City, Missouri. The list also will be available at the Annual Meeting.


                                     ITEM 1

                              ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of five directors. The Certificate of Incorporation of Layne Christensen divides the Board of Directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier death, retirement, resignation or removal. The present term of Robert J. Dineen, the only director in Class II, expires at this Annual Meeting. Directors in Class III (Edward A. Gilhuly and Todd A. Fisher) and Class I (Andrew B. Schmitt and Donald K. Miller) have been elected to terms expiring at the time of the annual meetings of stockholders in 1998 and 1999, respectively.

        One of the purposes of this Annual Meeting is to elect one director in Class II to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2000 and until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal. The Board of Directors has designated Robert J. Dineen as the nominee proposed for election at the Annual Meeting. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as director of the nominee. In the event that the nominee should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominee has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that the nominee will be unavailable for election.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ROBERT J. DINEEN AS A CLASS II DIRECTOR OF THE COMPANY.

NOMINEE AND DIRECTORS CONTINUING IN OFFICE

        The following table sets forth certain information with respect to the person nominated by the Board of Directors for election as a Class II director at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

                                                               PRESENT POSITION        DIRECTOR
               NAME                              AGE           WITH THE COMPANY         SINCE
               ----                              ---           ----------------         -----
NOMINEE
        CLASS II:  TERM TO EXPIRE IN 2000
               Robert J. Dineen  ..............  67        Chairman of the Board       1983
                                                            and Director

DIRECTORS CONTINUING IN OFFICE
        CLASS III:  TERM TO EXPIRE IN 1998
               Edward A. Gilhuly  ...........    37        Director                    1992
               Todd A. Fisher ...............    31        Director                    1997

        CLASS I:  TERM TO EXPIRE IN 1999
               Andrew B. Schmitt.............    48        President, Chief Executive  1993
                                                            Officer and Director
               Donald K. Miller..............    65        Director                    1996

        The business experience during the last five fiscal years of the person nominated by the Board of Directors for election as a Class II director at the Annual Meeting and each director whose term of office will continue after the Annual Meeting is as follows:

        ROBERT J. DINEEN has served as Chairman of the Board of the Company since August 1992. From May 1986 until his retirement in August 1993, Mr. Dineen was President and Chief Executive Officer of The Marley Company, a manufacturer and supplier of engineered equipment and services for heating, fluid handling, control and treatment and heat exchange. Mr. Dineen is a director of Kansas City Power & Light Company and Owens-Illinois, Inc.

        EDWARD A. GILHULY has been a member of KKR & Co. L.L.C., the general partner of Kohlberg Kravis Roberts & Co., L.P. ("KKR") since 1997. From 1995 until 1997, Mr. Gilhuly was a general partner of KKR and KKR Associates, L.P. ("KKR Associates"); prior thereto he was an executive of KKR and a limited partner of KKR Associates for more than five years. Mr. Gilhuly is a director of Owens-Illinois, Inc., Owens-Illinois Group, Inc., Doubletree Hotel Corporation, Union Texas Petroleum Holdings, Inc. and Merit Behavioral Care Corporation.

        TODD A. FISHER has been an executive of KKR since June 1993. From July 1992 to June 1993, Mr. Fisher was an associate at Goldman, Sachs & Co. Prior to 1992, Mr. Fisher attended the Wharton School of Business at the University of Pennsylvania. Mr. Fisher has served as a director of Merit Behavioral Care Corporation since October 1995.

        ANDREW B. SCHMITT has served as President and Chief Executive Officer of the Company since October 1993. For approximately two years prior to joining the Company, Mr. Schmitt managed two privately-owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991.

        DONALD K. MILLER has been Chairman of the Board of Greylock Financial, Inc., a corporation engaged in merchant banking, since 1987. In addition, Mr. Miller has been since 1987 a special limited partner of Greylock Investments Limited Partnership ("Greylock"), a limited partnership engaged in making investments. From November, 1990 to April, 1993 Mr. Miller was Chairman and Chief Executive Officer, and from April, 1993 to November, 1994 Mr. Miller was Vice Chairman, of Thomson Advisory Group L.P., an asset management company. Mr. Miller served as Chairman of the Board of Directors of Christensen Boyles Corporation from 1986 to December, 1995. Mr. Miller was involved in the formation of Christensen Boyles and in the acquisition of Boyles Bros. Drilling Company and Christensen Mining Products. He currently is on the Board of Directors of Fibreboard Corporation, Huffy Corporation, PIMCO Advisors L.P. and RPM, Inc. and has spent the majority of his career in investment banking or as an investor focusing on a variety of industries.

        There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company, except that Marley Holdings, L.P. ("Marley Holdings"), which owns approximately 51.9% of the Company's common stock, and certain former stockholders of CBC, including Greylock, have agreed to vote their respective shares to ensure the election as a director of one person designated by Greylock and four persons designated by Marley Holdings. Mr. Miller is the designee of Greylock and Messrs. Dineen, Schmitt, Gilhuly and Fisher are the designees of Marley Holdings.

COMPENSATION OF DIRECTORS

        Each director of the Company who is not also an employee of the Company receives an annual fee of $17,500, payable in quarterly installments. Directors of the Company who are also employees of the Company receive no compensation for service to Layne Christensen as directors.

MEETINGS OF THE BOARD AND COMMITTEES

        During the fiscal year ended January 31, 1997, the Board of Directors of Layne Christensen held five meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served which were held during such fiscal year. It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

        Pursuant to the Company's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is no Nominating Committee or committee performing similar functions of the Board of Directors.

        The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the Company's accounting and financial reporting practices and in addressing the scope and expense of audit and related services provided by the Company's independent auditors. The Audit Committee is responsible for recommending the appointment of the Company's independent auditors and reviewing the terms of their engagement, reviewing the Company's policies and procedures with respect to internal auditing, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. The current members of the Audit Committee are Robert J. Dineen, Edward A. Gilhuly and Todd A. Fisher. The Audit Committee met once during the fiscal year ended January 31, 1997.

        The Compensation Committee reviews management compensation, evaluates the performance of management, considers management succession and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company's executive officers and the members of the Board of Directors. The Compensation Committee also administers the Company's incentive plans, including the Company's 1992 Stock Option Plan and Executive Incentive Compensation Plan. The current members of the Compensation Committee are Robert
J. Dineen, Edward A. Gilhuly and Todd A. Fisher. The Compensation Committee did not meet formally during the fiscal year ended January 31, 1997. Members of the Compensation Committee did conduct personal meetings and have other communications throughout the year with members of management and each other regarding compensation issues within the committee's area of responsibility.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

        The following table sets forth for the fiscal years ended January 31, 1997, January 31, 1996, and January 31, 1995, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for the fiscal year ended January 31, 1997, exceeded $100,000 (collectively, the "Named Executive Officers") for services to the Company and its subsidiaries in all capacities:


                                                    SUMMARY COMPENSATION TABLE
                                                                                                     LONG TERM COMPENSATION
                                                                                               -------------------------------------
                                                 ANNUAL COMPENSATION                                        AWARDS
                                ------------------------------------------------------------   -------------------------------
                                                                           OTHER                RESTRICTED
                                                                          ANNUAL                   STOCK            OPTIONS/
   NAME AND PRINCIPAL          FISCAL    SALARY         BONUS(1)       COMPENSATION(2)(3)          AWARDS            SARS
           POSITION             YEAR      ($)             ($)                   ($)                 ($)                #
------------------------------- ----  ------------   -------------- ------------------------   ------------       ------------
Andrew B. Schmitt               1997     275,000        144,779                 0                    0               50,000
President, Chief Executive      1996     256,250        105,903                 0                    0                    0
Officer and Director            1995     250,000        128,492                 0                    0                    0

H. Edward Coleman               1997     158,333         59,228             1,706                    0               23,000
Senior Vice President           1996     150,000         47,656             2,038                    0                    0
                                1995     144,956         49,276             1,622                    0                    0

Norman E. Mehlhorn              1997     161,833         61,597             1,138                    0               23,000
Senior Vice President           1996     156,000         49,563             2,831                    0                    0
                                1995     149,440         55,720             2,065                    0                    0

Eric R. Despain (5)             1997     125,000         49,357                 0                    0                    0
Senior Vice President           1996      10,417              0                 0                    0                    0
                                1995           0              0                 0                    0                    0

Kent B. Magill                  1997     134,167         51,331             1,468                    0               23,000
Vice President--General         1996     130,000         41,302             1,756                    0                    0
Counsel and Secretary           1995     124,189         46,434             1,377                    0                    0




                                   LONG TERM COMPENSATION
                                   --------------------------------
                                       PAYOUTS
                                   ----------

                                      LTIP            ALL OTHER
   NAME AND PRINCIPAL                PAYOUTS        COMPENSATION(4)
        POSITION                      ($)                ($)
-------------------------------     ----------      ---------------
Andrew B. Schmitt                       0              14,858
President, Chief Executive              0               7,608
Officer and Director                    0                 674

H. Edward Coleman                       0              16,910
Senior Vice President                   0              16,750
                                        0              14,709

Norman E. Mehlhorn                      0              15,517
Senior Vice President                   0              16,971
                                        0              14,319

Eric R. Despain (5)                     0               7,445
Senior Vice President                   0                 781
                                        0                   0

Kent B. Magill                          0              13,011
Vice President--General                 0              13,039
Counsel and Secretary                   0              10,567


     -------------------------------

(1) Reflects bonus earned for the fiscal year ended January 31, 1997, the fiscal year ended January 31, 1996, and the fiscal year ended January 31, 1995, respectively.

(2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(3) Reflects additional compensation paid to the Named Executive Officer for taxes incurred on the imputed income resulting from interest-free loans from the Company.

(4) All Other Compensation for the fiscal year ended January 31, 1997, includes Layne Christensen contributions in the amounts of $13,292, $10,930, $11,092, $9,978 and $7,934, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Magill and Despain, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn, Magill and Despain, in the amounts of $1,566, $2,262, $2,442, $473 and $580, respectively; and imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman, Mehlhorn and Magill, pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,718, $1,983 and $2,560, respectively.

           All Other Compensation for the fiscal year ended January 31, 1996, includes Layne Christensen contributions in the amounts of $6,042, $10,166, $10,527, $9,522 and $781, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn, Magill and Despain, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn and Magill, in the amounts of $1,566, $2,142, $1,509 and $456, respectively; and imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman, Mehlhorn and Magill, pursuant to the Company's 1992 Stock Option Plan in the amounts of $4,442, $4,935 and $3,061, respectively.

           All Other Compensation for the fiscal year ended January 31, 1995, includes Layne Christensen contributions in the amounts of $521, $9,009, $9,314 and $7,741, which accrued during such fiscal year for the accounts of Messrs. Schmitt, Coleman, Mehlhorn and Magill, respectively, under the Company's Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Schmitt, Coleman, Mehlhorn and Magill, in the amounts of $153, $2,164, $1,405 and $426, respectively; and imputed income from interest-free loans from the Company for the benefit of Messrs. Coleman, Mehlhorn and Magill, pursuant to the Company's 1992 Stock Option Plan in the amounts of $3,536, $3,600 and $2,400, respectively.

(5)        Mr. Despain's employment by the Company commenced on December 28,
           1995.

OPTION GRANTS DURING FISCAL 1997

        The following table sets forth information with respect to each Named Executive Officer concerning grants during the fiscal year ended January 31, 1997, of stock options under the Layne, Inc. 1992 Stock Option Plan and stock appreciation rights ("SARS").

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                  POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL RATES OF
                                           INDIVIDUAL GRANTS                            STOCK PRICE APPRECIATION FOR OPTION TERM (2)
                   ----------------------------------------------------------------  -----------------------------------------------
                                % of Total
                   Options/    Options/SARs
                     SARs      Granted to       Exercise or
                   Granted     Employees in      Base Price                             0%        5%        10%
 Name              # (3)       Fiscal Year      ($/Per Share)   Expiration Date (4)     $         $          $
-------------     ---------    ----------     ---------------  --------------------  --------  --------   --------
Andrew B. Schmitt   50,000        28.7            10.50           February 1, 2007      0       330,170   836,715
H. Edward Coleman   23,000        13.2            10.50           February 1, 2007      0       151,878   384,889
Norman E. Mehlhorn  23,000        13.2            10.50           February 1, 2007      0       151,878   384,889
Kent B. Magill      23,000        13.2            10.50           February 1, 2007      0       151,878   384,889


 (1) No stock appreciation rights were granted by the Company during the fiscal year ended January 31, 1997.

 (2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the term of the options.

 (3) The options granted to Messrs. Schmitt, Coleman, Mehlhorn and Magill during the fiscal year ended January 31, 1997, are exercisable beginning on the day immediately following the first anniversary of the grant date, with 20% of such options becoming exercisable at that time and with an additional 20% of such options becoming exercisable on the day immediately following each successive anniversary date. Full vesting occurs on the day immediately following the fifth anniversary of the grant date. In the event of a "change in control" (as defined in the optionees' stock option agreements), the options become fully vested.

 (4) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

OPTION/SAR EXERCISES AND HOLDINGS

        The following table sets forth information with respect to each Named Executive Officer concerning the exercise of options and stock appreciation rights ("SARs") during the fiscal year ended January 31, 1997, and unexercised options and SARs held as of January 31, 1997.




    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND JANUARY 31, 1997
                             OPTION/SAR VALUES (1)

                                                                        NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING                            VALUE OF
                              SHARES                                 UNEXERCISED                          UNEXERCISED
                             ACQUIRED                               SHARES OPTIONS/                       IN-THE-MONEY
                                ON             VALUE                   SARS AT                           OPTIONS/SARS AT
                             EXERCISE        REALIZED                JANUARY 31, 1997                  JANUARY 31, 1997 (2)
           NAME                 #              ($)                        #                                   ($)
------------------------  -------------    -----------   ------------------------------------    ----------------------------------
                                                         EXERCISABLE            UNEXERCISABLE    EXERCISABLE          UNEXERCISABLE
                                                         -----------            -------------    -----------          -------------
Andrew B. Schmitt                0               0            130,000             120,000           1,095,000           880,000
H. Edward Coleman                0               0             39,733              41,584             301,764           268,272
Norman E. Mehlhorn               0               0             51,254              30,063             393,932           176,104
Kent B. Magill                   0               0             35,894              26,223             271,052           145,384

---------------------------

 (1)    No stock appreciation rights have ever been granted by the Company.

 (2) As of January 31, 1997, the last reported sale price of the Company's Common Stock, which was reported on the NASDAQ National Market System on January 31, 1997, was $15.00 per share. Value is calculated by determining the difference between the option exercise price and $15.00, multiplied by the number of shares of Common Stock underlying the options.

INCENTIVE COMPENSATION PLAN

        The Company adopted an Executive Incentive Compensation Plan (the "IC Plan") in fiscal 1993. Each of the Company's executive officers, including the Named Executive Officers, is eligible to participate in the IC Plan. Under the IC Plan, each participant will be eligible for an annual cash bonus in a target amount (the "Target Bonus") equal to a percentage (approximately 50% in the case of Mr. Schmitt and approximately 37.5% in the case of Messrs. Coleman, Mehlhorn, Despain and Magill) of such participant's base compensation. The Target Bonus will be adjusted (up or down) based upon the performance of the Company as compared to certain financial goals included in the business plan adopted and approved by the Board of Directors. In no event, however, can a participant's annual cash bonus under the IC Plan exceed 100% of such participant's base compensation for the relevant year. No bonus will be payable should performance be equal to or below 80% of the relevant goals established by the business plan. In addition, the formula bonus derived as described in the preceding sentences can be further adjusted (up or down) at the discretion of an administrative committee (which shall consist of two persons appointed by the Board of Directors) by one-third of the Target Bonus. All or part of an employee's incentive compensation under the IC Plan may, at the discretion of the Board of Directors, be paid in the form of shares of the Company's common stock which may consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company on the open market. Messrs. Schmitt, Coleman, Mehlhorn, Despain and Magill received payments under the IC Plan for services rendered to the Company in the fiscal year ended January 31, 1997, in the amounts of $144,779, $59,228, $61,597, $49,357 and $51,331, respectively. See
"Executive Compensation and Other Information--Executive Compensation."

CAPITAL ACCUMULATION PLANS

        The Company has adopted two capital accumulation plans (the "Capital Accumulation Plans"). Each of the Company's executive officers, including the Named Executive Officers, and substantially all other salaried employees of the Company are eligible to participate in one of the Capital Accumulation Plans. The Capital Accumulation Plans are defined contribution plans qualified under
Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the "Code"). The Capital Accumulation Plans provide for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plans are determined by the Board of Directors in its discretion. Each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plans in the proportion his or her compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plans. In addition, each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plans participates in the Company's matching contribution program pursuant to a formula as designated by the Board of Directors. At the option of the Board of Directors of the Company, all or any portion of such Company contributions may be made in the Company's common stock. In addition, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which in no event can exceed $9,500 for the calendar year
1997) under the Capital Accumulation Plans. A participant's account will be placed in a trust and invested at the participant's direction in fixed rate income contracts guaranteed by certain insurance companies, the Company's common stock, a managed portfolio of common stocks or a fund which invests in stocks, bonds and short-term money securities or any combination of such investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 1997, total Company contributions under the Capital Accumulation Plans of $13,292, $10,930, $11,092, $7,934 and $9,978 accrued for the accounts of
Messrs. Schmitt, Coleman, Mehlhorn, Despain and Magill, respectively.

RETIREMENT, DISABILITY AND DEATH PLANS

        The Company has agreed to pay Mr. Schmitt an annual retirement benefit beginning at age 65 equal to 40% of the average of his total compensation (as defined in the agreement) received during the highest five consecutive years out of his last ten years of employment, less 60% of his annual primary Social Security benefit (the "Annual Benefit"). The Annual Benefit is to be reduced, however, by the annual annuity equivalent of the value of all funds, including earnings, in the Company funded portion of Mr. Schmitt's Capital Accumulation Plan account as of the date of his retirement (the "Annuity Equivalent"). As of January 31, 1997, the Company funded balance in Mr. Schmitt's account under the Capital Accumulation Plan was $14,196. To the extent the Annual Benefit is not satisfied by the Annuity Equivalent, payments will be made out of the general funds of the Company. The agreement includes certain provisions, exercisable at Mr. Schmitt's election, for early retirement and joint and survivor benefits if he is married at the time payment commences. Upon termination of Mr. Schmitt's service for any reason other than disability or death, and subject to special provisions in the event of a "change in control" as discussed below, his Annual Benefit will vest in the percentage determined under the following schedule:

                         YEARS OF SERVICE             VESTING PERCENTAGE
                         ----------------             ------------------

                             6                              20%
                             7                              40%
                             8                              60%
                             9                              80%
                            10                             100%

Mr. Schmitt currently has three years of service credited towards his annual retirement benefit.

        Mr. Schmitt is entitled to a disability benefit determined in the same manner as the Annual Benefit as of the date of termination of his service resulting from total and permanent disability (the "Disability Benefit"). The Disability Benefit will also be reduced by the Annuity Equivalent. Disability is to be determined by an administrative committee of the Board of Directors to be appointed at the time of any claim of disability.

        Mr. Schmitt's surviving spouse, if any, will be entitled to receive a death benefit (the "Death Benefit") upon Mr. Schmitt's death which will be equal to the Annual Benefit his surviving spouse would have received if (i) he had retired at the date of his death and had received an Annual Benefit in the form of a monthly joint and survivor benefit and (ii) he subsequently died. The Death Benefit will be reduced by the Annuity Equivalent.

        In the event of Mr. Schmitt's death or involuntary termination within two years following a "change in control" (as defined in the agreement), Mr. Schmitt's benefits under his retirement plan become fully vested effective upon such death or involuntary termination. A "change in control" is deemed to occur if (i) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company, or (ii) the beneficial ownership of the Company's common stock changes resulting in KKR having less beneficial ownership than any person or group of persons if that person or group of persons holds 20% or more of the outstanding common stock of the Company.

CERTAIN CHANGE-IN-CONTROL AGREEMENTS

        The benefits which Mr. Schmitt will receive under his annual retirement benefit program may be adjusted and, in addition, he will be entitled to a lump-sum payment equal to 24 month's salary in the event of a "change in control." In addition, all of the executive officers who have been granted stock options have a "change in control" provision in their respective Incentive Stock Option Agreements ("ISO Agreements") issued in accordance with the terms of the Company's 1992 Stock Option Plan. See "Executive Compensation and Other Information--Report of Compensation Committee and the Administrative Committees of the Stock Option and Incentive Compensation Plans on Executive Compensation." Under the terms of the ISO Agreements, the options vest at the rate of 20% per year beginning on the first day following the first anniversary of the option grant date. In the event of a change in control, however, the options become 100% vested.

        Under Mr. Schmitt's ISO Agreements and those of the executive officers executed in fiscal 1997, a "change in control" is deemed to occur if, during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company. A "change in control" will not be deemed to have occurred, however, if such a change in the composition of the Board of Directors occurs in connection with any public offering by the Company, KKR or their affiliates. The ISO Agreements for the executive officers other than Mr. Schmitt with respect to stock options granted prior to fiscal 1997 define "change in control" to include both: (i) a change in the composition of the Board of Directors of the Company, or (ii) a change in the beneficial ownership of the Company's common stock resulting in KKR having less beneficial ownership than any person or group of persons if that person or group of persons holds 20% or more of the outstanding common stock of the Company.

REPORT OF COMPENSATION COMMITTEE AND THE ADMINISTRATIVE COMMITTEES OF THE STOCK OPTION AND INCENTIVE COMPENSATION PLANS ON EXECUTIVE COMPENSATION

        The Company's executive compensation program currently is administered by the Compensation Committee of the Board of Directors which is comprised of Messrs. Dineen, Gilhuly and Fisher. It is the Compensation Committee's duty to review the compensation levels of management, evaluate performance of management and consider management succession and related matters. The Company's incentive plans, including the Company's 1992 Stock Option Plan ("Option Plan") and the Company's Executive Incentive Compensation Plan ("Incentive Plan"), are administered by administrative committees appointed by the Board of Directors.

        Compensation Policy. The Company's overall compensation policy is designed to attract and retain qualified individuals who are expected to contribute to the Company's long-term growth and success. The Company has adopted an annual incentive compensation program which is designed to reinforce its strategic long and short term goals and to provide executive officers with the opportunity to receive greater compensation in those years in which the Company achieves its financial goals than in those years in which it does not. In addition, the Company's Option Plan is designed to promote a mutuality of interest between executive officers and stockholders through stock purchases and options allowing the executive officers and stockholders to share in the risks and rewards associated with stock ownership.

        Compensation Components. The Company's executive compensation program is reviewed periodically to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. The principal components of the Company's executive compensation package are salary, annual incentive compensation and stock options.

        Base Salary. Base pay levels largely are determined through a subjective analysis of the executive officer's performance during the relevant period and, to a lesser extent, through an informal comparison with similarly sized public companies engaged primarily in service oriented businesses. The Company does not know of any direct competitors which are public companies. Accordingly, the Compensation Committee has had to look at companies outside of the well drilling industry to identify companies for which a comparison of pay levels would be deemed by the committee to be relevant. These companies are not necessarily the same companies which comprise the index of companies with similar market capitalizations utilized for purposes of Company shareholder returns in the performance graph included elsewhere in the Proxy Statement. Actual salaries are based upon subjective assessments of individual factors such as the responsibilities of the position and the skill, knowledge and experience of each individual executive officer. Each executive officer's individual performance is considered from the previous year and takes into account an assessment of the executive officer's growth and effectiveness in the performance of his duties.

        Incentive Compensation. Under the Company's Incentive Plan, bonuses are paid based on the officer's performance and the performance of the entire Company. The Incentive Plan is administered by an administrative committee which consists of two persons appointed by the Board. The administrative committee presently is comprised of Messrs. Gilhuly and Fisher. The target bonus is 50% of base salary in the case of Mr. Schmitt and, in the case of the remaining executive officers, 37.5% of base salary, subject to adjustment up or down by one-third in the case of extraordinary circumstances. The Company's performance for purposes of incentive compensation decisions is measured against goals established at the beginning of the fiscal year by the Board of Directors or the administrative committee for the Incentive Plan. The maximum bonus payable is 100% of salary, and no bonus is payable if the Company does not attain at least 80% of established goals. In fiscal 1997, the only target established under the Incentive Plan was related to the Company's earnings per share for the year.

        Stock Option Plan. Under the Company's Option Plan, each Named Executive Officer and certain other key employees are eligible to receive options to purchase shares of the Company's common stock. Under the Option Plan, a committee of not less than two directors is authorized from time to time to grant to executive officers and other employees of the Company options to purchase up to an aggregate of 1,250,000 shares (as amended) of the common stock at a price fixed by the Board or such committee. The committee is presently comprised of Messrs. Gilhuly and Fisher. Such options may be either incentive stock options or non-qualified stock options. The price for incentive stock options cannot be less than the fair market value of the Company's common stock on the date of grant while the price for non-qualified options may be set at any price. Individual grant sizes are determined after considering the Company's performance and the competitiveness of the Named Executive Officer's long-term compensation package. The administrative committee for the Option Plan also takes into account the number of shares of the Company's common stock and stock options held by or previously granted to each Named Executive Officer. The grant of stock options is intended to strengthen the linkage between executive compensation and stockholder return.

        No option granted under the Option Plan is exercisable more than ten years after the date of grant. All options granted under the Option Plan are evidenced by and subject to option agreements entered into by the Company and the individual receiving the options.

        Discussion of 1997 Compensation for the Chief Executive Officer. Mr. Schmitt's compensation is established using the same methodology and criteria as the other Named Executive Officers. Mr. Schmitt's base compensation was not increased during fiscal 1997 from his previous base compensation of $275,000 per year. In connection with the Company's December 1995 acquisition of Christensen Boyles Corporation, Mr. Schmitt and certain other executive officers were granted an option to purchase shares of the Company's common stock. Mr. Schmitt was granted an option to purchase 50,000 shares. See "Option Grants During Fiscal 1997."

        Mr. Schmitt is a participant under the Incentive Plan. The Company exceeded the goals established under the incentive plan for fiscal 1997, and, accordingly, Mr. Schmitt received an incentive compensation award in the amount of $144,779, which was an increase of $38,876 over his prior year's bonus of $105,903.

                                      ADMINISTRATIVE COMMITTEE         ADMINISTRATIVE COMMITTEE
        COMPENSATION COMMITTEE         OF THE COMPANY'S 1992          OF THE COMPANY'S EXECUTIVE
         OF THE BOARD OF DIRECTORS       STOCK OPTION PLAN             INCENTIVE COMPENSATION PLAN

           Robert J. Dineen              Edward A. Gilhuly                  Edward A. Gilhuly
           Edward A. Gilhuly              Todd A. Fisher                      Todd A. Fisher
           Todd A. Fisher

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended January 31, 1997, the members of the Compensation Committee were Messrs. Dineen and Gilhuly, and Mr. Gilhuly was a member of the administrative committees of the Option Plan and Incentive Plan. As discussed above under "Report of Compensation Committee and the Administrative Committees of the Stock Option and Incentive Compensation Plans on Executive Compensation," all decisions relating to the compensation of executive officers for fiscal 1996 were made by the Compensation Committee and the administrative committees for the Option Plan and Incentive Plan. Among the members of these committees, Mr. Dineen is the only employee or current or former officer of the Company or any of its subsidiaries.

COMPANY PERFORMANCE

        The following performance graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Value index and an index of companies selected by the Company having market capitalizations similar to that of the Company (the "SMC Group") for the period from August 20, 1992 (the date that the Company's common stock began trading on the NASDAQ National Market System) through January 31, 1997. In addition, the following graph shows a comparison of cumulative total returns for the Company and an index of companies with similar market capitalizations to that of the Company as utilized in prior years (the "Previous SMC Group"). For the reasons indicated below, the Company does not intend to include the Previous SMC Group in the graph in future years.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
     (Layne Christensen, NASDAQ Market Value, SMC Group, Previous SMC Group)


                                    [GRAPH]


        The cumulative total return on investment for the Company, the NASDAQ Market Value index and the indices of the SMC Group and the Previous SMC Group are based on the stock price or index at August 20, 1992. The performance graph assumes that the value of an investment in the Company's common stock and each index was $100 at August 20, 1992 and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not necessarily indicative of future performance.

        The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price value:

                            8/20/92     1/29/93     1/31/94     1/31/95     1/31/96    1/31/97
                            -------     -------     -------     -------     -------    -------

Layne Christensen Company  $ 100.00    $ 103.57    $ 96.43     $  94.64    $ 160.71    $214.29
NASDAQ Market Value        $ 100.00    $ 122.63    $140.96     $ 132.99    $ 186.63    $242.99
SMC Group                  $ 100.00    $ 107.00    $111.50     $ 108.20    $ 154.70    $167.80
Previous SMC Group         $ 100.00    $ 122.20    $ 90.50     $  83.80    $  74.30    $ 62.50

        The performance graph compares the performance of the Company with that of the NASDAQ Market Value index, an index of the SMC Group and an index of the Previous SMC Group. The Company is not aware of any published industry or line-of-business index in which its common stock is included and was not able to reasonably identify a peer group of issuers on an industry, line-of-business or other basis. The Company believes that it is the largest water well drilling, well repair and maintenance and environmental drilling company in the United States. The Company's competitors primarily are local and regional firms and the Company is not aware of any other publicly held company principally engaged in the Company's line-of-business. Accordingly, in order to provide a more meaningful comparison of cumulative total returns for the Company in the above performance graph, the Company used an index of the SMC Group; companies having market capitalizations similar to that of the Company. Companies in the index of the SMC Group are Granite Construction, Inc., Insituform Technol, Inc., Fluor Daniel/GTI, Inc. and Dames & Moore, Inc.

        In its performance graph, the Previous SMC Group is an index of companies whose market capitalizations were similar to those of the Company and which was comprised of Groundwater Technology, Inc., Handex

Environmental Recovery, Inc., Harding Associates, Inc. and Insituform Mid-America, Inc. Neither Groundwater Technology, Inc., Handex Environmental Recovery, Inc. nor Insituform Mid-America, Inc. are available for comparison following corporate transactions during the past year. In addition, the primary market served by all of the companies in the Previous SMC Group was environmental which is not the Company's primary market. Accordingly, the Company believes that the SMC Group will be more relevant to the Company's stock performance in the future.

                   OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK

        The following table sets forth certain information as of March 31, 1997, regarding the beneficial ownership of Layne Christensen common stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's common stock, by each director of the Company, by each Named Executive Officer and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

                                                            AMOUNT AND
                                                            NATURE OF            PERCENTAGE OF
                                                            BENEFICIAL              SHARES
NAME                                                       OWNERSHIP(1)          OUTSTANDING(1)
----                                                       ------------          --------------

Marley Holdings, L.P.(2)..............................    4,607,986                51.9%
Greylock Investments Limited
      Partnership(3)..................................      740,404(3)              8.4%
Robert P. Henderson(3)................................      740,404(3)              8.4%
Shapiro Capital Management Co., Inc...................      621,600(4)              7.0%
Robert J. Dineen(2)...................................       72,164(5)              *
Andrew B. Schmitt.....................................      200,000(5)              2.2%
Donald K. Miller......................................      208,329(6)              2.3%
Edward A. Gilhuly(2)..................................        --                   --
Todd A. Fisher(2).....................................         --                  --
H. Edward Coleman(2)..................................       74,921(5)             *
Norman E. Mehlhorn....................................       74,295(5)             *
Kent B. Magill........................................       53,255(5)             *
Eric R. Despain.......................................       91,324                 1.0%
All directors and officers as a group (10 persons)....      817,888(7)              8.9%


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of immediately exercisable stock options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 8,871,467 shares of common stock outstanding.

(2) Marley G.P., Inc., has sole voting and investment power with respect to the shares of Layne Christensen common stock owned of record by Marley Holdings, L.P. Marley G.P., Inc. has a 1% general partnership interest in Marley Holdings, L.P. The stockholders of Marley G.P., Inc. are general and limited partners of KKR Associates. Mr. Gilhuly, a director of the Company, is the Treasurer of Marley G.P., Inc. KKR Associates is a limited partner of Marley Holdings, L.P. and is the general partner of three limited partnerships which are limited partners of Marley Holdings, L.P. Messrs. Gilhuly and Fisher, directors of the Company, are a general partner and limited partner of KKR Associates, respectively. Such persons may be deemed to share beneficial ownership of the shares owned by Marley Holdings, L.P. See "Certain Transactions." Messrs. Dineen and Coleman are also limited partners of Marley Holdings, L.P. As a result of their limited partnership interests in Marley Holdings, L.P., Messrs. Dineen and Coleman have an economic interest in 80,530 and 18,858 shares, respectively, of the common stock held by Marley Holdings, L.P., which shares are reflected solely in the ownership of Marley Holdings, L.P. Messrs. Gilhuly, Dineen, Fisher and Coleman disclaim beneficial ownership of any shares of the Company's common stock owned by Marley Holdings, L.P. The business address of Marley Holdings, L.P. and Marley G.P., Inc. is 9 West 57th Street, New York, New York 10019.

(3) The 740,404 shares reported may be deemed to be beneficially owned by Greylock Investments Limited Partnership ("Greylock") and, by virtue of his status as the general partner of Greylock, Robert P. Henderson also may be deemed the beneficial owner of such shares. Of the 740,404 shares, 317,645 shares are subject to the provisions of an escrow agreement, pursuant to which some or all of such 317,645 shares are subject to forfeiture. Greylock and Mr. Henderson each has sole voting power with respect to 740,404 shares and sole investment power with respect to 422,759 shares. Neither Greylock nor Mr. Henderson has shared voting or investment power with respect to any shares. The address for Greylock and Mr. Henderson is One Federal Street, Boston, Massachusetts 02110.

(4) According to its Schedule 13G filing with the Securities and Exchange Commission, Shapiro Capital Management Co., Inc. ("Shapiro") is an investment adviser under the Investment Advisers Act of 1940. One or more of Shapiro's advisory clients is the legal owner of the securities reported herein. Pursuant to the investment advisory agreements with its clients, Shapiro has the authority to direct the investments of its advisory clients, and subsequently to authorize the disposition of the Issuer's shares. Samuel R. Shapiro is the president, a director and majority shareholder of Shapiro, in which capacity he exercises dispositive power over the securities reported herein by Shapiro. Mr. Shapiro, therefore, may be deemed to have indirect beneficial ownership over such securities. Unless otherwise indicated herein, Mr. Shapiro has no interest in dividends or proceeds from the sale of such securities, owns no such securities for his own account and disclaims beneficial ownership of all the securities reported herein by Shapiro. As of December 31, 1996, Mr. Shapiro owned no shares of the Issuer for his own account. He may be deemed to be the beneficial owner of 2,500 shares owned by his wife and the remaining 619,100 shares of the Issuer reported herein.

(5) Includes options for the purchase of 72,164 shares, 130,000 shares, 39,733 shares, 51,254 shares and 35,894 shares of the Company's common stock granted to Messrs. Dineen, Schmitt, Coleman, Mehlhorn and Magill, respectively.

(6) Includes 5,708 shares owned by Mr. Miller's two sons. Of the 208,329 shares reported, 89,377 shares (including 2,450 shares owned by Mr. Miller's sons) are subject to the provisions of an escrow agreement, pursuant to which some or all of such 89,377 shares are subject to forfeiture. Mr. Miller has sole voting power with respect to 202,621 shares and sole investment power with respect to 115,694 shares. Mr. Miller has shared voting power with respect to 5,708 shares and shared investment power with respect to 3,258 shares.

(7) Includes options for the purchase of 357,045 shares of the Company's common stock granted to all directors and officers of the Company as a group.


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

        The Company, through a wholly owned subsidiary, leases a facility in Phoenix, Arizona for its parts and material supply business from Air Park Holdings, an Arizona general partnership. The general partners of Air Park Holdings are Mr. Mehlhorn and two of his brothers. The lease term is for three years through October 31, 1997. Total payments to the lessor under the lease in fiscal 1997 were $65,426.

MANAGEMENT INDEBTEDNESS IN CONNECTION WITH COMPANY STOCK PURCHASES

        In connection with certain stock purchases from the Company, each of Messrs. Coleman and Mehlhorn were permitted to borrow from the Company a portion of the amounts required for such purchases. These borrowings are evidenced by recourse promissory notes secured by the common stock purchased. During fiscal 1997, the largest aggregate amount of indebtedness outstanding for each of Messrs. Coleman and Mehlhorn was $67,330 and $95,833, respectively. No interest is charged unless an individual desired to borrow and the Company agreed to lend in excess of 50% of the aggregate consideration payable for his purchase, in which event the Company charges interest on the amount of the loan in excess of the aforementioned 50% at the rate it pays under the Company's credit agreement with various financial institutions. The promissory notes require principal payments equal to 14% of the individual's cash payment under the Incentive Compensation Plan. The promissory notes will be immediately due and payable upon termination of employment. As of March 31, 1997, Mr. Mehlhorn's note had been paid in full and Mr. Coleman had a balance outstanding of $63,243.

KKR

        KKR has agreed to render management consulting and financial services to the Company for an annual fee. The amount of the annual fee for fiscal 1998 is $125,000. The annual fee for the fiscal year ended January 31, 1997 was $100,000. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operations, planning and financing of the Company, as required from time to time by the Company. Marley Holdings, which is controlled by KKR, owns approximately 51.9% of the Company's common stock and effectively controls the Company's operations including decisions relating to the KKR management arrangement. The general partner of Marley Holdings, Marley G.P., Inc., is a Delaware corporation of which Mr. Gilhuly is the Treasurer and a Director, and the general and limited partners of KKR Associates, a New York limited partnership ("KKR Associates"), and certain past and present employees of KKR and partnerships and trusts for the benefit of the families of such general partners and employees are the stockholders. KKR Associates is a limited partner of Marley Holdings and is the general partner of three limited partnerships which are limited partners of Marley Holdings. Henry
R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, Robert I. MacDonnell, James H. Greene, Jr., Michael T. Tokarz and Mr. Gilhuly are general partners and certain past and present employees of KKR and partnerships and trusts for the benefit of the families of such general partners and employees are limited partners, of KKR Associates.


                                     ITEM 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected the independent certified public accounting firm of Deloitte & Touche LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the year ending January 31, 1998. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard.

        Deloitte & Touche LLP has served as the Company's independent auditors since fiscal 1990. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the stockholders do not ratify the selection of Deloitte & Touche LLP at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent certified public accounting firm as independent auditors for the Company.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP.

                                     ITEM 3

                  PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN

        On March 27, 1997, the Board of Directors amended the Layne, Inc. 1992 Stock Option Plan (the "Plan"), subject to stockholders' approval at the Annual Meeting. Prior to the amendment, the Plan authorized the issuance of up to 750,000 shares of stock pursuant to the Plan. The amendment to the Plan, if approved, will increase the number of shares authorized to be issued under the Plan to 1,250,000 shares. Such maximum number of shares is subject to increase or decrease in the event of a change in the Company's capital structure.

        The Plan was first adopted as of June 5, 1992. The Plan was subsequently amended by action of the Board of Directors taken on December 1, 1993, and subsequently approved by the stockholders at the 1994 Annual Meeting held on June 1, 1994, to increase the number of shares authorized to be issued under the Plan to 750,000 from 575,000. As of March 31, 1997, 13,538 shares remained available for grant under the Plan without taking into effect the proposed amendment.

        The Board of Directors believes that options and awards of Company stock will continue to be a significant benefit to the Company in attracting and retaining key executive employees and by providing a long-range incentive for such employee to work for the continued success of the Company. As a result, the Board is convinced that the number of shares authorized for issuance under the Plan should be increased to allow for additional grants to key executives, as warranted.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE PLAN INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 750,000 TO 1,250,000.

        The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan.

        General. The Plan is sponsored by the Company for any employee of the Company, or its subsidiaries, who has made or is expected to make a significant contribution to the Company ("Key Employees"). The Company has established the Plan to offer Key Employees the opportunity to become owners of capital stock of the Company by exercising stock options. The Plan provides for options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options intended to be "nonqualified stock options." Nonqualified stock options are options which are not entitled to the special tax treatment afforded incentive stock options under
Section 422 of the Code.

        Purpose. The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in ownership of its Common Stock by certain Key Employees. It is generally recognized that stock option plans aid in retaining and encouraging such persons by furnishing a means whereby they can build capital resources and increase their income through the opportunity to participate in the future growth of the business.

        Eligible Participants. Options to purchase shares of common stock may be granted under the Plan to Key Employees of the Company and its subsidiaries, except that no incentive stock option may be granted under the Plan to any employee who, immediately before the option is granted, owns (either directly or by application of the rules contained in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries. This ownership limitation does not apply if at the time the incentive stock option is granted (i) the option price is at least 110% of the fair market value of the stock subject to such incentive stock option, and (ii) such incentive stock option will expire no later than five years from the date on which it is granted.

        In addition, the aggregate fair market value (as of the grant date) of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or under any other plan of the Company or its subsidiaries which qualifies as an incentive stock option plan under Section 422 of the Code) may not exceed $100,000. To the extent such fair market value exceeds $100,000 during any calendar year, amounts in excess of $100,000 are treated as nonqualified stock options.

        There currently are eight persons participating in the Plan.

        Administration of the Plan. The Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). Members of the Committee may be removed at the discretion of the Board.

        Currently, Edward A. Gilhuly and Todd A. Fisher serve as the members of the Committee. Mr. Gilhuly is a member of KKR & Co. L.L.C., the general partner of KKR. KKR controls Marley Holdings, L.P., which owns approximately 51.9% of the Company's outstanding common stock. Mr. Gilhuly also is treasurer of Marley G.P., Inc., the general partner of Marley Holdings, L.P.

        The Committee is authorized to interpret the Plan and to adopt rules from time to time to carry out the Plan. Any interpretations or rules in regard to incentive stock options shall be consistent with the basic purpose of the Plan to grant incentive stock options within the meaning of Section 422(b) of the Code. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan.

        Terms of Options. Each option shall be evidenced by a written stock option agreement, executed by the optionee and an authorized officer of the Company. The terms and conditions of a stock option agreement shall be consistent with the Plan, but the Committee has the authority to include terms and conditions not inconsistent with the Plan. Stock option agreements evidencing incentive stock options shall contain such terms and conditions necessary to qualify such options as incentive stock options under Section 422(b) of the Code. There is no obligation to grant any two options on the same terms, and options granted at the same time to different individuals or at different times to the same individual may have different terms.

        Subject to the provisions of the stock option agreement and the other restrictions contained in the Plan, an option becomes exercisable at such times and in such installments (which may be cumulative) as the Committee provides in the terms of each individual option. The period during which an option (or installment) may be exercised (the "option period") terminates at such times as the Committee provides in the terms of each individual option. The Committee may adopt a resolution after an option is granted which accelerates the option period. No option may be exercised to any extent by anyone after the first to occur of the following events:

               (a) in the case of an incentive stock option, the expiration of ten years from the date the incentive stock option is granted;

               (b) if an optionee owned (either directly or by application of the rules contained in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries immediately before an incentive stock option is granted to such optionee, then the expiration of five years from the date the incentive stock option is granted;

               (c) the time of the optionee's termination of employment unless such termination of employment results from his death, permanent disability or retirement;

               (d) the expiration of 30 days from the time of the optionee's termination of employment by reason of his permanent disability or retirement;

               (e) the expiration of 90 days from the time of the optionee's termination of employment by reason of his death; or

               (f) the optionee engages in willful misconduct which injures the Company or any of its subsidiaries.

               Except as set forth in subsections (c), (d) and (e) above, an incentive stock option is not exercisable during the option period unless the optionee has been continuously employed by the Company or a subsidiary from the date the incentive stock option was granted until its date of exercise.

               Price. The price of the shares subject to each option is determined by the Committee and set forth in the respective stock option agreement. The price for shares subject to an incentive stock option may not be less than 100% of the fair market value of such shares on the date the option is granted, except that the price per share may not be less than 110% of the fair market value of such shares on the date an incentive stock option is granted in the case of an optionee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries.

               Payment for Shares. An option may be exercised by delivery to the Secretary of the Company the following items during the time such option is exercisable:

               (a) Notice stating that the option (or portion thereof) is exercised, in a form complying with all applicable rules established by the Committee; and

               (b) Full payment (in cash or by check) for the shares subject to such option, and for all amounts the Company is required to withhold under applicable law.

               Amendment and Termination of the Plan. The Plan will terminate on May 31, 2002, except as to options then outstanding under the Plan. Options which are outstanding on the date of such termination shall remain in effect until they have been exercised or have expired.

               The Committee has the right to amend, modify or terminate the Plan. With the exception of those amendments described under "Dilution or Enlargement," however, the Committee must seek stockholder approval in order to:
(a) increase the maximum number of shares subject to the Plan, (b) alter the eligibility requirements under the Plan, (c) extend the period during which options may be granted or exercised, (d) change the provisions as to option price (other than to change the manner of determining fair market value of shares to conform with applicable law), or (e) amend or modify the Plan in any manner requiring stockholder approval pursuant to Securities and Exchange Commission Rule 16b-3. No amendment, modification or termination of the Plan may adversely affect the rights of any optionee under any then outstanding option granted under the Plan without the consent of that optionee.

               Dilution or Enlargement. In the event the common stock is changed into or exchanged for a different number or kind of securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares (a) as to which options may be granted, including adjustments of the aggregate number of shares which may be issued under the Plan; and (b) as to which options, or portions thereof unexercised, shall be exercisable, such that after such event each optionee's proportionate interest shall be maintained as before the occurrence of such event. No such adjustment shall be made which would disqualify an incentive stock option within the meaning of Section 424(h) of the Code. Any adjustment to an outstanding option shall be made with any necessary corresponding adjustment in option price per share and without change in the total price applicable to the options or the unexercised portion of the options (except for any change in the aggregate price resulting from rounding-off of share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all optionees, the Company and all other interested persons.

               Employee Retirement Income Security Act of 1974. The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974.

               Assignment. An option granted pursuant to the Plan shall not be transferable or assignable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of the optionee, the option shall be exercisable only by the optionee.

               Miscellaneous Information. The Plan provides that the shares of common stock issued upon the exercise of options granted thereunder shall consist of authorized but unissued shares of common stock or shares of common stock reacquired by the Company.

               No optionee shall be deemed to be a holder of any shares of common stock subject to an option granted under the Plan unless and until certificates for such shares are issued to such optionee under the terms of the Plan.

               Federal Income Tax Consequences--General. The following is a brief discussion of the Federal income tax consequences of transactions under the Plan based on the Code. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe state or local tax consequences. None of the Company, the Board, the Committee or any member of any of the foregoing has any liability or responsibility to pay, or reimburse any optionee for the payment of, any tax arising out of, or on account of, the issuance of an option or options under the Plan to any optionee, an optionee's exercise of any option issued under the Plan or an optionee's sale, transfer or other disposition of any shares of common stock acquired pursuant to the exercise of an option granted under the Plan.

               Federal Income Tax Consequences--Incentive Options. Except as discussed below with respect to the alternative minimum tax, no taxable income is realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock are issued to an optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the date of exercise of such option by such optionee, then (1) upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

               If the shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of such shares of common stock at exercise (or, if less, the amount realized on the disposition of such shares of common stock) over the option price paid for such shares of common stock, and (2) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if applicable withholding requirements are met and if the amount constitutes an ordinary and necessary business expense to the Company. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

               The exercise of an incentive option will give rise to an increase in alternative minimum taxable income that may result in alternative minimum tax liability for the optionee, unless the optionee engages, within the same year of exercise, in a disqualifying disposition of the shares of common stock received upon exercise. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

               In general, for purposes of the alternative minimum tax, the exercise of an incentive option will be treated essentially as if it were the exercise of a nonqualified option. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an incentive option with respect to unrestricted shares of common stock will have income, for purposes of determining the optionee's alternative minimum tax, in an amount equal to the difference between the option price for the shares of common stock and the fair market value of the shares of common stock on the date of exercise.

               Federal Income Tax Consequences--Nonqualified Option. Except as noted below, for corporate "insiders" (generally directors, officers, and beneficial owners of 10% or more of an issuer's securities), with respect to nonqualified options: (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares of common stock, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount if the applicable tax withholding requirements are met and the amount constitutes an ordinary and necessary business expense to the Company; and (3) upon sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held.

               Federal Income Tax Consequences--Special Rules Applicable to Corporate Insiders. Insiders (as with non-insiders), generally will be taxed immediately upon the exercise of a nonqualified option, provided at least six months have elapsed from the date of option grant to the date of exercise, and, in general, the tax rules discussed above with respect to nonqualified options will apply to insiders as well as non-insiders.

               THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF OPTIONS UNDER THE PLAN. AMONG OTHER ITEMS, SUCH DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. SUCH DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME. IT IS STRONGLY URGED THAT INDIVIDUALS CONSULT WITH THEIR TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF RECEIPT AND EXERCISE OF OPTIONS AND RELATED TRANSACTIONS WITH RESPECT TO THEIR PERSONAL TAX CIRCUMSTANCES.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding common stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership in Layne Christensen common stock and other equity securities. In addition, under Section 16(a), a director, executive officer or 10% stockholder who is a trustee and has a pecuniary interest (such interest includes situations where a member of the trustee's immediate family is a beneficiary of the trust) in any holding or transaction in the Company's securities held by the trust, must report the holding or transaction on the trustee's individual form. SEC regulations require directors, executive officers and greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.

        Except as provided hereafter, to the Company's knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met. A distribution of stock by Marley Holdings, L.P. ("Marley") to two of its limited partners reportable for the month of November on Form 4 was reported in a year-end report on Form 5 filed by Marley with the SEC on February 14, 1997. The same transaction was reported on a year-end Form 5 filed with the SEC on the same date by Marley G.P., Inc., a Delaware corporation, which is the sole general partner of Marley and by Edward A. Gilhuly, Treasurer, Director and a stockholder of Marley G.P., Inc.

                          OTHER BUSINESS OF THE MEETING

        The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.


                                  ANNUAL REPORT

        A copy of the Company's Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 1997, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1997 (THE "FORM 10-K"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 2, 1997, AS SOON AS IT IS AVAILABLE, UPON WRITTEN REQUEST ADDRESSED TO THE ATTENTION OF THE SECRETARY OF LAYNE CHRISTENSEN AT 1900 SHAWNEE MISSION PARKWAY, MISSION WOODS, KANSAS 66205. Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company's reasonable expenses in furnishing such exhibits.


                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        It is presently anticipated that the 1998 Annual Meeting of Stockholders will be held on May 21, 1998. Stockholder proposals intended for inclusion in the proxy statement for the 1998 Annual Meeting of Stockholders must be received at the Company's offices, located at 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than December 19, 1997. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary of Layne Christensen.

        By Order of the Board of Directors.



                                   Kent B. Magill
                                   Vice President--General Counsel and Secretary


April 18, 1997
Mission Woods, Kansas

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                        PROXY

          1997 ANNUAL MEETING OF STOCKHOLDERS OF LAYNE CHRISTENSEN COMPANY

         The undersigned hereby appoints Robert J. Dineen, Andrew B. Schmitt and Kent B. Magill, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 1997 Annual Meeting of Stockholders of Layne Christensen Company ("Layne Christensen") to be held at the Westin Crown Center hotel, located at One Pershing Square, Kansas City, Missouri, on Thursday, May 22, 1997, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Layne Christensen which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 18, 1997:

      THE BOARD OF DIRECTORS OF LAYNE CHRISTENSEN RECOMMENDS A VOTE "FOR" EACH
                                        ITEM.

     Item 1: Election of one Class II director to hold office for a term expiring at the 2000 annual meeting of stockholders.

       [ ] FOR the nominee listed below  [ ] WITHHOLD AUTHORITY to vote for the nominee listed
                                             below
                              NOMINEE: Robert J. Dineen

     Item 2: Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen's independent auditors for the fiscal year ending January 31, 1998.

                 [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

     Item 3: Proposal to amend the Layne, Inc. 1992 Stock Option Plan to increase the number of shares authorized for issuance under the plan from 750,000 to 1,250,000.
                 [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

                    (Continued, and to be signed, on other side)

                             (CONTINUED FROM OTHER SIDE)

         In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

     Dated:  _________________ , 1997

                                                     ---------------------------
                                                              Signature

                                                     ---------------------------
                                                     Signature (if held jointly)

                                                        Please sign exactly as
                                                        name appears hereon.
                                                        When shares are held by
                                                        joint tenants, both
                                                        should sign. When
                                                        signing as an attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.
             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.